Exhibit 99.1

Jewett-Cameron Adds Three New Supply Partners for its Products

New suppliers added as part of a multi-year strategic plan to expand and diversify the Company’s product sourcing and maintain competitiveness

NORTH PLAINS, Ore. / September 17, 2024 / Jewett-Cameron Trading Company Ltd. (“Jewett-Cameron”) (Nasdaq: JCTCF), a company committed to innovative products that enrich outdoor spaces, today announced it has completed a significant step forward in its strategic plan to expand and diversify the Company’s supply sourcing from three new supply partners.

Historically, Jewett-Cameron had a significant portion of their products supplied by a single manufacturer in China. With the implementation of the new multi-source, multi-country, strategic sourcing plan, the Company is no longer tied to one specific supply source for any single product or component. The Company now has highly diversified supply sources from manufacturers located in Canada, Bangladesh, Vietnam, Malaysia, Taiwan, and China. The new supply agreements cover Jewett-Cameron’s fence products, dog containment products, as well as MyEcoWorld® products.

“When I took over as CEO, we did an expansive review of each of our product lines and recognized the need to expand our supply relationships to ensure we were not dependent on any one supplier or country where we could be exposed to import tariffs and other risks associated with a single source of supply. Over the last 18 months, we have embarked on an extensive worldwide search to find supply partnerships that could meet the specifications our customers demand and at pricing that allowed us to remain competitive in the market. We entered into three new agreements that cover all current product lines and deliveries are already enroute to our Oregon-based distribution center and directly to customers,” commented Chad Summers, CEO of Jewett-Cameron.

“Due to the implementation of tariffs placed on various steel products coming into the U.S. from China, we have been subject to higher cost of goods on a number of our products over the past couple of years,” Summers added. “We expect our new sourcing strategy to help us to maintain competitive pricing and protect our margins going forward.”

“We continue to honor Jewett-Cameron’s roots of developing high-quality, innovative products that enrich outdoor spaces while driving efficiencies across our operations. I am pleased with the team’s implementation of this critical component to our strategic go forward strategy and look forward to the benefits it will drive to our customers and shareholders in the years to come,” Summers concluded.

About Jewett-Cameron Trading Company Ltd. (JCTCF)

Jewett-Cameron Trading Company is a holding company that, through its subsidiaries, operates out of facilities located in North Plains, Oregon. Jewett-Cameron Company's business consists of the manufacturing and distribution of patented and patent pending specialty metal and sustainable bag products, and wholesale distribution of wood products. The Company's brands include Lucky Dog®, for pet products; Adjust-A-Gate™, Fit-Right®, Perimeter Patrol®, Infinity Euro Fence, and Lifetime Post™ for gates and fencing; MyEcoWorld® for sustainable bag products; and Early Start, Spring Gardner™, Greenline®, and Weatherguard for greenhouses. Additional information about the Company and its products can be found on the Company's website at www.jewettcameron.com.

Forward-looking Statements

The information in this release contains certain forward-looking statements that anticipate future trends and events. These statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks, including but not limited to, the uncertainties of the Company's new product introductions, the risks of increased competition and technological change in the Company's industry, customer concentration risk, supply chain delays, governmental and regulatory risks, and other factors described in greater detail in the Company's filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Company Contact:

Chad Summers, Chief Executive Officer

Jewett-Cameron
Phone: (503) 647-0110